Exhibit 99.1

Heska Corporation
Jon Aagaard
Investor Relations
970.619.3033
investorrelations@heska.com
Heska Corporation Reports First Quarter 2022 Results
Quarterly Revenue Up 7% (10% in Constant Currency), Gross Margin Up 290 bps
North America POC Lab Consumables Up 10%, Full Year Outlook Reiterated
LOVELAND, CO, May 9, 2022 -- Heska Corporation (NASDAQ: HSKA; “Heska” or the “Company”), a leading global provider of advanced veterinary diagnostic and specialty solutions, reported financial results in two segments (North America and International) for its first quarter ended March 31, 2022.
First Quarter 2022 and Year Over Year ("YOY") Metrics
$ in millions except Earnings Per Share ("EPS")

	Q1 ($)	Q1 (%) YOY
Consolidated Revenue	$64.8	7.1%
North America Revenue	$37.4	0.3%
International Revenue	$27.4	18.1%

	Q1 (%)	Q1 YOY bps
Consolidated Gross Margin	45.0%	290
Net Margin[1]	(14.8)%	(1,820)
Adjusted EBITDA Margin[1,2]	11.9%	(200)

	Q1 ($)	Q1 (%) YOY
Net loss attributable to Heska	$(10.0)	NM
Net loss	$(9.6)	NM
Adjusted EBITDA[2]	$7.7	(8.5)%
EPS, Diluted	$(0.97)	NM
Non-GAAP EPS, Diluted[2]	$0.27	(54.2)%
1Net margin and adjusted EBITDA margin represents the ratio of net (loss) income and adjusted EBITDA, respectively, to revenue. 2See “Use of Non-GAAP Financial Measures” and related reconciliations provided below.
Report Highlights
•Element AIMTM installations in line with Company target and schedule.
•Year over year gross margin: Consolidated up 290 bps to 45.0%, International up 670 bps to 41.0%, and North America up 90 bps to 47.9%.
•Heska Nu.Q® Vet Cancer Screen Test projected to be first-ever point of care cancer screen.

•Heska to host virtual Investor Day on Tuesday, May 17, 2022.
“Today we see that Heska is in the right market, with the right strategy, with a strong hand to meet our goals,” commented Kevin Wilson, Heska’s Chief Executive Officer and President. “Heska market share gains for subscriptions have again accelerated. Veterinarians continue to rely upon and use more point of care diagnostics. Heska’s supply chain and labor conditions are healthy. Consolidated revenue and POC Lab Consumables are hitting targets nicely higher than last year’s very strong baseline. International’s portfolio rationalizations and subscriptions conversions continue to yield gross margin (up 670 bps) and unit volumes growth. Our investments in our business, systems, people, marketing, sales, service, analytics, and controls continue to make our business better. And Heska’s growth capital and business development efforts have us extremely well positioned to win at scale and drive further innovation.”
“Heska is progressing well in major strategic milestones, especially in new products,” continued Mr. Wilson. “Pre-orders and new bookings for Element AIMTM are being activated regularly- feedback has been favorable and we remain convinced we will realize substantial success in fecal and urine point of care testing. Also in the quarter, Heska exclusively secured the first-ever, accurate, accessible point of care pet cancer screen technology- the Heska Nu.Q® Cancer Screen Test is expected for launch in late 2022 or early 2023 and is intended to positively remake the course of malignancy testing and monitoring for millions of pets around the world. It is a great mission and a huge space Heska intends to lead. We have so many good things now happening and accelerating into the back half of the year: our Heska Nu.Q® Cancer Screen platform, Element AIMTM, TruRapidsTM, practice management and informatics, and many other recent and upcoming new products and services launches will super-charge our expanding leadership in global veterinary diagnostics.”
“With 30 years of industry perspective to anchor me in uneasy markets, there is no place I'd rather ride out storms while growing than in international, western pet healthcare markets generally, and at Heska specifically,” concluded Mr. Wilson. “We see that demand for pet healthcare is not slowing. And where service supply is constrained, veterinarians are emphasizing diagnostics over low-value-add discretionary products and parasiticides, while step-by-step expanding capacity and efficiency to meet unserved demand in the latter half of the year. We expect to achieve our full year Outlook, including reported sales growth of 13% or more and North America POC Lab Consumables growth of 15% or more, because, despite being nudged to the low end of our range by a more unsettled macro-economic and geopolitical backdrop and by a more variable peer set sentiment than normal this quarter, net-net, we see strong fundamentals for pet health, point of care diagnostics, our new products cycle, pricing, and Heska’s positioning- especially, as we indicated on our last call, in the back half of the year when our newly releasing products’ consumables utilization begins to show more fully in our results.”
First Quarter Financial Results
Revenue
North America Segment Revenue

	Q1 ($)	Q1 (%) YOY
North America Revenue	$37.4	0.3%
POC Lab Instruments & Other	$4.6	55.5%
POC Lab Consumables	$18.6	9.9%
POC Imaging & Informatics	$6.1	(9.5)%
PVD[1]	$4.6	(33.3)%
OVP[2]	$3.5	(8.4)%
1 "PVD" is Pharmaceuticals, Vaccines and Diagnostic, and includes Tri-Heart® heartworm and Allercept® allergy testing and therapeutics.
2 "OVP" is Other Vaccines and Pharmaceuticals which includes contract manufactured products mainly production animal.
Note: Numbers may not foot due to rounding.
International Segment Revenue

	Q1 ($)	Q1 (%) YOY
International Revenue	$27.4	18.1%
POC Lab Instruments & Other	$3.7	23.9%
POC Lab Consumables	$11.7	(3.9)%
POC Imaging & Informatics	$11.0	64.6%
PVD[1]	$1.0	(26.3)%
1 "PVD" is Pharmaceuticals, Vaccines and Diagnostic, and includes allergy testing and therapeutics.
Note: Numbers may not foot due to rounding.
Profitability
Full year consolidated gross margin improved approximately 290 bps to 45.0%. North America gross margin expanded approximately 90 bps to 47.9%, which was primarily driven by favorable product mix. International gross margin improved approximately 670 bps to 41.0%, largely due to favorable product mix, particularly within POC Lab Consumables. The acquisition of VetZ also favorably impacted gross margin.
Consolidated operating margin decreased from 1.7% to negative 17.7%. Higher revenue and expanded gross margin were offset by one-time charges of $11 million, $10 million of which is related to a contractual license payment due upon the execution of the exclusive agreement paid to develop the Heska Nu.Q® Vet Cancer Screen Test. Higher investment in research and development as well as increases in compensation, both short and long-term, impacted operating margin. Adjusted EBITDA margin declined approximately 200 bps driven by increased operating costs discussed above, excluding one-time charges.

Liquidity
We deployed over $40 million in growth capital during the first quarter. We continue to demonstrate a strong liquidity position with cash of $172.7 million.
2022 Investor and Analyst Day
The Company will host Investor Day virtually on May 17, 2022 to discuss the Company’s growth strategy, consolidated performance including its recent acquisitions and product launches, new product pipeline, and multi-year outlook. To register for the event, please visit: https://heska-investor-day-2022.open-exchange.net/.

Earnings Conference Call
Heska management will host a conference call on May 9, 2022 at 9:00 a.m. MT (11:00 a.m. ET) to discuss the Company’s first quarter 2022 financial results. The call may be accessed by dialing 1-800-239-9838 within the United States and 1-323-794-2551 outside of the United States and referencing conference identification number 6552107. The call will also be webcast online at https://ir.heska.com/events/. A telephonic replay of the conference call will be available through May 23, 2022. The replay may be accessed by dialing 1-844-512-2921 within the United States or 1-412-317-6671 outside of the United States and referencing replay identification number 6552107. The webcast will be archived on the Company’s website for 90 days.
Key Terms and Definitions
In this release, Point of Care is “POC”, Pharmaceuticals, Vaccines and Diagnostics is “PVD”, Other Vaccines and Pharmaceuticals is “OVP”, VetZ GmbH is “VetZ”, Practice Information Management Software is “PIMS”, and basis points is “bps”.
About Heska
Heska Corporation (NASDAQ: HSKA) manufactures, develops and sells advanced veterinary diagnostic and specialty healthcare products through its two business segments: North America and International. Both segments include Point of Care Lab testing instruments and consumables, single-use offerings such as in-clinic diagnostic tests, digital imaging products, software and services, data services, allergy testing and immunotherapy, and heartworm preventive products. The North America segment also includes private label vaccine and pharmaceutical production under third-party agreements and channels, primarily for herd animal health. For more information, please visit www.heska.com.

Forward-Looking Statements
This document contains forward-looking information related to the Company. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. All of the statements in this document, other than historical facts, are forward-looking statements and are based on a number of assumptions that could ultimately prove inaccurate and cause actual results to materially deviate from forward-looking statements. Forward-looking statements in this document include, among other things, statements with respect to Heska's future financial and operating results, future sales, sales split percentages, sales geography percentages, market share, and strategic goals; the anticipated benefits of the scil, Lacuna, BiEsseA, Biotech, and VetZ acquisitions. Such statements are based on current expectations and are subject to a number of risks and uncertainties, including but not limited to, risks and uncertainties related to the ability to achieve the anticipated benefits of recent acquisitions; supplier availability; competing suppliers; any product's ability to performed and be recognized as anticipated, in particular when such product is under development; Heska’s ability to sell and market its products in an economically sustainable fashion, including related to varying customs, cultures, languages and sales cycles and uncertainties with foreign political and economic climates; the Company’s ability to integrate the acquired businesses within its existing operations; and new product development and release schedules.

Other factors that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements include, among others, risks and uncertainties related to: the impact of the COVID-19 pandemic on our business, results of operations and financial condition; the success of third parties in marketing our products; our reliance on third party suppliers and collaborative partners; our dependence on key personnel; our dependence upon a number of significant customers; competitive conditions in our industry; our dependence on third parties to successfully develop new products; our ability to market and sell our products successfully; expansion of our international operations; the impact of regulation on our business; the success of our acquisitions and other strategic development opportunities; our ability to develop, commercialize and gain market acceptance of our products; cybersecurity incidents and related disruptions and our ability to protect our stakeholders’ privacy; product returns or liabilities; volatility of our stock price; and our ability to service our convertible notes and comply with their terms. Such factors are set forth under “Risk Factors” in the Company’s most recent annual report on Form 10-K.
Use of Non-GAAP Financial Measures
In addition to financial measures presented on the basis of accounting principles generally accepted in the U.S. (“U.S. GAAP”), we also present first quarter 2022 and 2021 EBITDA (net income before income taxes, interest, depreciation and amortization), Adjusted EBITDA, Adjusted EBITDA Margin and Non-GAAP earnings per share, which are non-GAAP measures. These measures should be viewed as a supplement to (not substitute for) our results of operations presented under U.S. GAAP. The non-GAAP financial measures presented may not be comparable to similarly titled measures of other companies because they may not calculate their measures in the same manner. A reconciliation of non-GAAP financial measures and most directly comparable GAAP financial measures is included in this release. Our management has included these measures to assist in comparing performance from period to period on a consistent basis.

Constant currency is a non-GAAP measure utilized by Heska management to measure performance, excluding the impact of translational movements, and is intended to be indicative of results in local currency. As we operate in various foreign countries where the local currency may strengthen or weaken significantly versus the U.S. dollar, we utilize a constant currency measure as an additional metric to evaluate performance without consideration of foreign currency movements. This information is non-GAAP and should be viewed as a supplement to (not a substitute for) our reported results of operations under U.S. GAAP. We calculate the impact of foreign exchange by translating our current period local currency results throughout the year at the average exchange rates during the respective prior year period. The result is the current period results in U.S. dollars, as if foreign exchange rates had not changed from the prior year period.

HESKA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue, net	$64,800	$60,503
Cost of revenue	35,655	35,033
Gross profit	29,145	25,470

Operating expenses:
Selling and marketing	11,997	10,907
Research and development	12,456	1,186
General and administrative	16,146	12,359
Total operating expenses	40,599	24,452
Operating (loss) income	(11,454)	1,018
Interest and other expense, net	359	526
Net (loss) income before taxes and equity in losses of unconsolidated affiliates	(11,813)	492
Income tax (benefit) expense:
Current income tax expense	158	641
Deferred income tax benefit	(2,366)	(2,206)
Total income tax benefit	(2,208)	(1,565)

Net (loss) income before equity in losses of unconsolidated affiliates	(9,605)	2,057
Equity in losses of unconsolidated affiliates	(381)	(186)
Net (loss) income attributable to Heska Corporation	$(9,986)	$1,871

Basic (loss) earnings per share attributable to Heska Corporation	$(0.97)	$0.20
Diluted (loss) earnings per share attributable to Heska Corporation	$(0.97)	$0.19

Weighted average outstanding shares used to compute basic (loss) earnings per share attributable to Heska Corporation	10,273	9,478
Weighted average outstanding shares used to compute diluted (loss) earnings per share attributable to Heska Corporation	10,273	9,844

HESKA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2022	2021

ASSETS
Current Assets:
Cash and cash equivalents	$172,744	$223,574
Accounts receivable, net of allowance for losses of $858 and $874, respectively	26,541	27,995
Inventories	55,222	49,361
Net investment in leases, current, net of allowance for losses of $119 and $137, respectively	6,544	6,175
Prepaid expenses	5,389	5,244
Other current assets	6,309	7,206
Total current assets	272,749	319,555

Property and equipment, net	33,818	33,413
Operating lease right-of-use assets	8,154	5,198
Goodwill	139,990	118,826
Other intangible assets, net	71,839	56,705
Deferred tax asset, net	21,503	19,429
Net investment in leases, non-current	21,972	20,128
Investments in unconsolidated affiliates	5,043	5,424
Related party convertible note receivable, net	6,880	6,800
Promissory note receivable from investee, net	8,464	8,448
Other non-current assets	11,259	10,146
Total assets	$601,671	$604,072

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$12,375	$15,374
Accrued liabilities	19,774	19,424
Operating lease liabilities, current	2,504	2,227
Deferred revenue, current, and other	5,878	6,901
Total current liabilities	40,531	43,926

Convertible note, non-current, net	84,140	84,034
Notes payable	15,900	15,900
Deferred revenue, non-current	3,711	3,854
Operating lease liabilities, non-current	6,211	3,509
Deferred tax liability	17,461	12,667
Other liabilities	5,122	4,328
Total liabilities	173,076	168,218

Total stockholders' equity	428,595	435,854
Total liabilities and stockholders' equity	$601,671	$604,072

HESKA CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP ADJUSTED EBITDA
($ in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
Net (loss) income(1)	$(9,605)	$2,057
Income tax (benefit) expense	(2,208)	(1,565)
Interest expense (income), net	440	531
Depreciation and amortization	3,300	3,571
EBITDA	$(8,073)	$4,594
Acquisition-related and other one-time costs(2)	11,032	155
Stock-based compensation	5,110	3,837
Equity in losses of unconsolidated affiliates	(381)	(186)
Adjusted EBITDA	$7,688	$8,400
Net margin(3)	(14.8)%	3.4%
Adjusted EBITDA margin(3)	11.9%	13.9%

(1) Net (loss) income used for reconciliation represents the "Net (loss) income before equity in losses of unconsolidated affiliates."

(2) To exclude the effect of one-time expense and other one-time charges of $11.0 million and $0.2 million for the three months ending March 31, 2022 and March 31, 2021, respectively. These costs were incurred primarily as a result of a $10 million licensing payment in the three months ended March 31, 2022 as well as acquisition-related charges in both periods.

(3) Net margin and adjusted EBITDA margin are calculated as the ratio of net (loss) income and adjusted EBITDA, respectively, to revenue.

HESKA CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET (LOSS) INCOME PER DILUTED SHARE
($ in thousands)
(unaudited)

	Three Months Ended March 31,
	2022	2021
GAAP net (loss) income attributable to Heska per diluted share	$(0.97)	$0.19
Acquisition-related and other one-time costs(1)	1.04	0.02
Amortization of acquired intangibles(2)	0.21	0.14
Purchase accounting adjustments related to inventory and fixed asset step-up(3)	0.05	0.02
Stock-based compensation	0.48	0.39
Loss on equity investee transactions	0.04	0.02
Estimated income tax effect of above non-GAAP adjustments(4)	(0.58)	(0.19)
Non-GAAP net income per diluted share	$0.27	$0.59

Shares used in non-GAAP diluted per share calculations	10,605	9,844

(1) To exclude the effect of one-time expense and other one-time charges of $11.0 million and $0.2 million for the three months ended March 31, 2022 and March 31, 2021, respectively. These costs were incurred primarily as a result of a $10 million licensing payment in the three months ended March 31, 2022 as well as acquisition-related charges in both periods.

(2) To exclude the effect of amortization of acquired intangibles of $2.2 million and $1.4 million in the three months ended March 31, 2022 and March 31, 2021, respectively. These costs were incurred as part of the purchase accounting adjustments for recent acquisitions.

(3) To exclude the effect of purchase accounting adjustments for inventory step up amortization of $0.6 million and $0.2 million for the three months ended March 31, 2022 and March 31 2021, respectively.

(4) Represents income tax expense utilizing an estimated effective tax rate that adjusts for non-GAAP measures including: acquisition-related and other one-time costs (excluding items which are not deductible for tax of $0.1 million benefit for each of the three months ended March 31, 2022 and March 31, 2021, respectively), amortization of acquired intangibles, purchase accounting adjustments, amortization of debt discount and issuance costs, and stock-based compensation. This incorporates the discrete tax benefits related to stock-based compensation of $0.6 million and $0.5 million for the three months ended March 31, 2022 and March 31, 2021, respectively. This also includes the tax benefits related to R&D tax credit of $0.8 million and $0.0 million for the three months ended March 31, 2022 and March 31, 2021, respectively. Adjusted effective tax rates are approximately 25% for both periods presented.